As filed with the Securities and Exchange Commission on
                                      January 23, 1998.
                              Registration No. 333-_________





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                     Marshall Industries
   (Exact name of registrant as specified in its charter)
                     ___________________

   California                              95-2048764
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

                     9320 Telstar Avenue
               El Monte, California 91731-2895
                       (626) 307-6000

          (Address of principal executive offices)

         MARSHALL INDUSTRIES 1997 STOCK OPTION PLAN
                  (Full title of the plan)

                        Henry W. Chin
                  Vice President, Finance,
            Chief Financial Officer and Secretary
                     Marshall Industries
                     9320 Telstar Avenue
               El Monte, California 91731-2895

           (Name and address of agent for service)
Telephone number, including area code, of agent for service:
(626) 307-6000
                     ___________________

              CALCULATION  OF REGISTRATION  FEE



                                  Proposed    Proposed
                                  maximum     maximum
Title of            Amount        offering    aggregate       Amount of
securities          to be         price       offering        registration
to be registered    registered    per unit    price           fee

Common Stock,       500,000<1>,<2> $29.75<2>  $14,875,000<2>  $4,389<2>
par value           shares
$1.00 per share


________________

<1> This Registration Statement covers, in addition to the
    number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 16, 1998, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.



   The Exhibit Index for this Registration Statement is at page S-3.

                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of Marshall Industries (the
"Company") filed with the Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, filed with the Commission on August 26, 1997;

  (b) The Company's Current Report on Form 8-K, filed with the Commission on October 3, 1997;

  (c) The Company's Quarterly Reports on Forms 10-Q for the quarterly periods ended August 31, 1997 and November
       30, 1997, filed with the Commission on October 14,
       1997 and January 14, 1998, respectively;

  (d) The Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed with the Commission on January 10, 1986;

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       The Company's Common Stock is registered pursuant to
Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Articles of Incorporation provide (i) that the liability of the Company's directors is eliminated to the fullest extent permissible under California law, (ii) that the Company is authorized to indemnify its agents (as defined in Section 317 of the California General Corporations Law (the "Law")) for breach of duty to the Company and its shareholders, and (iii) that the Company is authorized to purchase and maintain insurance on behalf of its agents against liability asserted against or incurred by the agents in such capacity or arising out of an agent's status as such. The Company's By-laws provide that the Company must, to the maximum extent permitted by the Law, indemnify each of its directors against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. The Company's By-laws also provide that the Company may, to the extent and in the manner permitted by the Law, indemnify each of its officers, employees and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index on page S-3.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities
            Act;

                     (ii)      To reflect in the prospectus
            any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new regis-tration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Monte, State of California, on January 20, 1998.


                          By:  /s/ Gordon S. Marshall
                               Gordon S. Marshall

                          Its:      Chairman of the Board



                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Robert Rodin and Richard D. Bentley, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or either of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                 Title                        Date

/s/ Gordon S. Marshall      Chairman of the Board     January 20, 1998
Gordon S. Marshall


/s/ Robert Rodin            Director, President and   January 20, 1998
Robert Rodin                Chief Executive
                            Officer (Principal
                            Executive Officer)


/s/ Richard D. Bentley      Director and Executive    January 20, 1998
Richard D. Bentley          Vice President



/s/ Richard C. Colyear      Director                  January 20, 1998
Richard C. Colyear


/s/ Jean Fribourg           Director                  January 20, 1998
Jean Fribourg


/s/ Lathrop Hoffman         Director                  January 20, 1998
Lathrop Hoffman


                            Director
Jose Menendez


                            Director
Raymond G. Rinehart


/s/ Howard C. White         Director                  January 20, 1998
Howard C. White


/s/ Henry W. Chin          Vice President, Finance,    January 20, 1998
Henry W. Chin              Chief Financial Officer
                           and Secretary (Principal
                           Financial and Accounting
                           Officer)


                        EXHIBIT INDEX


Exhibit
Number            Description


4.1         Marshall Industries 1997 Stock Option Plan.

4.2         Form of Employee Nonqualified Stock Option
            Agreement.

4.3         Form of Employee Incentive Stock Option
            Agreement.

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent auditors).

23.2        Consent of Counsel (included in Exhibit 5).

24.         Power of Attorney (included in this
            Registration Statement under "Signatures").